Exhibit 31.2

Certification of Principal Financial Officer

I, Sandip Kapadia, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Harmony Biosciences Holdings, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	February 28, 2024
By:	/s/ Sandip Kapadia

Name:	Sandip Kapadia
Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer and Accounting Officer)